EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing of a statement on Schedule 13D (including any and all amendments thereto, the “Statement”) with respect to the shares of common stock of Point.360 and further agree to the filing of this Joint Filing Agreement as an exhibit thereto. In addition, each party to this Joint Filing Agreement expressly designates each other party to this Joint Filing Agreement as its agent and attorney-in-fact, and authorizes such other party, to file and execute on its behalf any and all amendments to the Statement. This Joint Filing Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

Dated: July 20, 2015

MEDLEY CAPITAL CORPORATION

By: /s/ Brook Taube

Name: Brook Taube

Title: Chief Executive Officer

MEDLEY OPPORTUNITY FUND II LP

By: MOF II Management LLC,

its attorney-in-fact

By: /s/ Brook Taube

Name: Brook Taube

Title: Manager